     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 1997

                                                      REGISTRATION NO. 333-25575
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         PRE-EFFECTIVE AMENDMENT NO. 2

                                       TO

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                             SUMMIT PROPERTIES INC.
                    AND SUMMIT PROPERTIES PARTNERSHIP, L.P.
             (Exact name of registrant as specified in its charter)

           SUMMIT PROPERTIES INC. -- MARYLAND                     SUMMIT PROPERTIES INC. -- 56-1857807
    SUMMIT PROPERTIES PARTNERSHIP, L.P. -- DELAWARE        SUMMIT PROPERTIES PARTNERSHIP, L.P. -- 56-1857809
    (State or other jurisdiction of incorporation or              (I.R.S. Employer Identification No.)
                     organization)
                                       212 SOUTH TRYON STREET, SUITE 500
                                CHARLOTTE, NORTH CAROLINA 28281  (704) 334-9905
                         (Address and Telephone Number of Principal Executive Offices)
                                               WILLIAM F. PAULSEN
                                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                             SUMMIT PROPERTIES INC.
                                       212 SOUTH TRYON STREET, SUITE 500
                                        CHARLOTTE, NORTH CAROLINA 28281
                                                 (704) 334-9905
                (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                            ------------------------

                                                   copies to:
                                             DAVID W. WATSON, ESQ.
                                          GOODWIN, PROCTER & HOAR LLP
                                EXCHANGE PLACE, BOSTON, MA 02109  (617) 570-1000


    Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.


    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                           PROPOSED MAXIMUM    PROPOSED MAXIMUM
TITLE OF SECURITIES BEING                 AMOUNT TO BE         OFFERING       AGGREGATE OFFERING      AMOUNT OF
REGISTERED                                REGISTERED(1)   PRICE PER UNIT(2)        PRICE(3)      REGISTRATION FEE(4)
---------------------------------------------------------------------------------------------------------------------
Summit Properties Inc.
  Preferred Stock                         $250,000,000           N.A.            $250,000,000          $69,943
  Common Stock
---------------------------------------------------------------------------------------------------------------------
Summit Properties Partnership, L.P.
  Debt Securities                         $250,000,000           N.A.            $250,000,000          $75,758
=====================================================================================================================


(1) The amount to be registered consists of up to $250,000,000 of an indeterminate amount of Preferred Stock and/or Common Stock to be issued by Summit Properties Inc. and up to $250,000,000 of non-convertible investment grade Debt Securities to be issued by Summit Properties Partnership, L.P. Pursuant to Rule 429 under the Securities Act of 1933, as amended, this amount includes $19,187,500 of an indeterminate number of shares of Common Stock of Summit Properties Inc. being carried forward from the earlier Registration Statement on Form S-3 (No. 33-90706), which has not been sold. There is also being registered hereunder up to $250,000,000 of an indeterminate number of shares of Common Stock as may be issued upon conversion of the Preferred Stock registered hereby.


(2) The proposed maximum offering price per unit has been omitted pursuant to Securities Act Release No. 6964. The registration fee has been calculated in accordance with rule 457(o) under the Securities Act of 1933, as amended, and reflects the offering price rather than the principal amount of any Debt Securities issued at a discount.


(3) Estimated solely for purposes of computing the registration fee. Includes up to $250,000,000 of an indeterminate number of shares of Common Stock to be issued upon conversion of Preferred Stock.



(4) The full amount of this registration fee was paid on April 21, 1997 in connection with the initial filing of this Registration Statement. Pursuant to Rule 429 under the Securities Act of 1933, as amended, the amount of $19,187,500 of an indeterminate number of shares of Common Stock of Summit Properties Inc. covered by the earlier Registration Statement on Form S-3 (No. 33-90706) has been carried forward and the corresponding registration fee of $6,616 that was previously paid at the time of filing has been applied to this Registration Statement.


   The Prospectus contained in this Registration Statement relates to and constitutes a Post-Effective Amendment to the Registration Statement on Form S-3 (No. 33-90706) of the Registrant, and it is intended to be the combined prospectus referred to in Rule 429 under the Securities Act of 1933, as amended.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

PROSPECTUS
                                  $250,000,000

                             SUMMIT PROPERTIES INC.
                                PREFERRED STOCK
                                  COMMON STOCK                            [LOGO]

                                  $250,000,000

                      SUMMIT PROPERTIES PARTNERSHIP, L.P.
                                DEBT SECURITIES
                            ------------------------

     Summit Properties Inc. ("Summit" or the "Company") may offer from time to time in one or more series (i) shares of its preferred stock, $.01 par value per share ("Preferred Stock") and (ii) shares of its common stock, $.01 par value per share ("Common Stock"). Summit Properties Partnership, L.P. (the "Operating Partnership") may offer from time to time in one or more series unsecured, non-convertible investment grade debt securities (the "Debt Securities"). The aggregate public offering price of the Preferred Stock and the Common Stock shall be up to $250,000,000 (or its equivalent in another currency based on the exchange rate at the time of sale) and the aggregate public offering price of the Debt Securities (collectively with the Preferred Stock and the Common Stock, the "Securities") shall be up to $250,000,000 (or its equivalent in another currency based on the exchange rate at the time of sale). The Securities will be issued in amounts, at prices and on terms to be determined at the time of offering. The Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement").

     The specific terms of the Securities for which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Preferred Stock, the specific designation and stated value per share, any dividend, liquidation, redemption, conversion, voting and other rights, and any initial public offering price; (ii) in the case of Common Stock, any initial public offering price; and (iii) in the case of Debt Securities, the specific title, aggregate principal amount, ranking, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the Operating Partnership or repayment at the option of the holder, terms for sinking fund payments, covenants and any initial public offering price. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be consistent with the Company's Articles of Incorporation, as then in effect, or otherwise appropriate to preserve the status of the Company as a real estate investment trust ("REIT") for federal income tax purposes. See "Restrictions on Transfers of Capital Stock."

     The applicable Prospectus Supplement will also contain information, where appropriate, about material United States federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.

     The Preferred Stock and Common Stock may be offered by the Company and the Debt Securities may be offered by the Operating Partnership directly to one or more purchasers, through agents designated from time to time by the Company or the Operating Partnership, respectively, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying Prospectus Supplement. See "Plan of Distribution." No Securities may be sold without delivery of a Prospectus Supplement describing the method and terms of the offering of such Securities.

SEE "RISK
FACTORS" ON PAGE 3 FOR CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------


                 THE DATE OF THIS PROSPECTUS IS JUNE 30, 1997.

                             AVAILABLE INFORMATION

     The Company and the Operating Partnership have filed with the Securities and Exchange Commission (the "SEC" or "Commission") a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus, which constitutes part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits thereto on file with the Commission pursuant to the Securities Act and the rules and regulations of the Commission thereunder. The Registration Statement, including exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies may be obtained at the prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. The Commission also maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company and the Operating Partnership, that file electronically with the Commission. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     The Company and the Operating Partnership are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, the Company and the Operating Partnership file reports and proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the locations described above. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. In addition, the Common Stock is listed on the New York Stock Exchange (the "NYSE"), and such materials can be inspected and copied at the NYSE, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Commission pursuant to the Exchange Act, including all amendments thereto (File No. 1-12792);

     (b) The Company's Current Report on Form 8-K dated March 6, 1997, filed with the Commission pursuant to the Exchange Act, including all amendments thereto (File No. 1-12792);

     (c) The Company's Quarterly Report on Form 10-Q dated May 14, 1997, filed with the Commission pursuant to the Exchange Act (File No. 1-12792);

     (d) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission pursuant to the Exchange Act (File No. 1-12792);

     (e) Annual Report of the Company's 1996 Non-Qualified Employee Stock Purchase Plan on Form 11-K for the year ended December 31, 1996, filed with the Commission pursuant to the Exchange Act (File No. 1-12792); and

     (f) The Operating Partnership's Registration Statement on Form 10, dated April 21, 1997, filed with the Commission pursuant to the Exchange Act, including all amendments and reports updating such description (File No. 0-22411).

     All other documents filed with the Commission by the Company or the Operating Partnership pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities are to be incorporated herein by reference and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any person receiving a copy of this Prospectus may obtain, without charge, upon request, a copy of any of the documents incorporated by reference herein (except for the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written requests for such copies should be mailed to Michael G. Malone, Esq., Summit Properties Inc., 212 South Tryon Street, Suite 500, Charlotte, North Carolina 28281. Telephone requests may be directed to Mr. Malone at (704) 334-9905.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  RISK FACTORS

     An investment in the Securities involves various risks. Prospective investors should carefully consider the following information in conjunction with the other information contained or incorporated by reference in this Prospectus and the applicable Prospectus Supplement before making a decision to purchase any Securities. Unless the context otherwise requires, the "Company" shall also hereinafter refer to the Operating Partnership and its subsidiaries.

DEVELOPMENT AND ACQUISITION RISKS

     The Company intends to continue to pursue the development and construction of apartment home communities. Risks associated with the Company's development and construction activities may include: the abandonment of development and acquisition opportunities explored by the Company; construction costs of a community may exceed original estimates due to increased materials, labor or other expenses, which could make completion of the community uneconomical; the incurrence of additional costs or liability resulting from defects in construction material; occupancy rates and rents at a newly completed community are dependent on a number of factors, including market and general economic conditions, and may not be sufficient to make the community profitable; financing may not be available on favorable terms for the development of a community; and construction and lease-up may not be completed on schedule, resulting in increased debt service expense and construction costs. Development activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy, and other required governmental permits and authorizations. The occurrence of any of the events described above could adversely affect the Company's ability to achieve its projected yields on communities under development or reconstruction and could prevent the Company from making expected distributions. See "-- Real Estate Investment Risks."

     Acquisitions entail risks that investments will fail to perform in accordance with expectations and that judgments with respect to the costs of improvements to bring an acquired community up to standards established for the market position intended for that community will prove inaccurate, as well as general investment risks associated with any new real estate investment. Although the Company undertakes an evaluation of the physical condition of each new community before it is acquired, certain defects or necessary repairs may not be detected until after the community is acquired, which could significantly increase the Company's total acquisition costs.


DEPENDENCE ON PRIMARY MARKETS



     Although the communities currently owned by the Company (the "Communities") are located in four areas of the Southeast, Mid-Atlantic and Mid-West regions of the United States, most of the Communities are concentrated in three Southeastern regions: the I-85 Corridor connecting Atlanta, Charlotte and the Raleigh-Durham area; the greater Washington, DC/Virginia area; and central and south Florida. The Company's performance, therefore, is dependent upon economic conditions in these regions. A decline in the economy in these regions or other events that could affect the supply or demand for apartment homes, such as increased construction of new apartment homes, may adversely affect the Company's financial performance and its ability to perform its obligations with respect to the Debt Securities or make distributions to its stockholders.



REAL ESTATE INVESTMENT RISKS



     General Risks. Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend on the amount of income generated and expenses incurred. If the Communities do not generate revenues sufficient to meet operating expenses, including debt service and capital expenditures, the Company's cash flow and ability to pay distributions to its stockholders will be adversely affected.


     An apartment community's revenues and value may be adversely affected by a number of factors, including the cyclical nature of the real estate market (which is characterized by periods of significant expansion and contraction in the number of housing starts, the amount of building permit activity and the availability of financing); the national economic climate; the local economic climate (which may be adversely impacted by plant closings, industry slowdowns, military base closings and other factors); local real estate conditions (such as an oversupply of or a reduced demand for apartment homes); the perceptions by prospective residents of the safety, convenience and attractiveness of the community; the ability of the owner to provide adequate management, maintenance and insurance; and increased operating costs (including real estate taxes and utilities). Certain significant expenditures associated with each equity investment (such as mortgage payments, if any, real estate taxes, insurance and maintenance costs) are generally not reduced when circumstances cause a reduction in income from the investment. If a community is mortgaged to secure payment of indebtedness, and if the Company is unable to meet its mortgage payments, a loss could be sustained as a result of foreclosure on the community or the exercise of other remedies by the mortgagee. In addition, real estate values and income from communities are also affected by such factors as interest rate levels, the availability of financing and the cost of compliance with government regulation, including zoning, tax and rent stabilization laws.

     Market Illiquidity. Equity real estate investments are relatively illiquid. Such illiquidity will tend to limit the ability of the Company to vary its portfolio promptly in response to changes in economic or other conditions.


     Competition. The Company focuses its operations in ten markets which are primarily located in four areas of the Southeast, Mid-Atlantic and Mid-West: the I-85 Corridor connecting Atlanta, Charlotte and the Raleigh-Durham area; the greater Washington, DC/Virginia area; central and south Florida; and Indianapolis, Indiana and Columbus, Ohio. Within each market there are numerous housing alternatives that compete with the Communities in attracting residents. The Communities compete directly with other rental apartments, condominiums and single-family homes that are available for rent or sale in the markets in which the Communities are located. In addition, various entities, including insurance companies, pension and investment funds, partnerships, investment companies and other multifamily REITs, may compete with the Company for the acquisition of existing properties and the development of new properties, some of which may have greater resources than the Company. The Company has not identified any dominant competitor, nor is it currently the dominant competitor, in its markets.


     Affordable Housing Laws or Restrictions. A number of the Communities are, and will be in the future, subject to federal, state and local statutes or other restrictions requiring that a percentage of apartment homes be made available to residents satisfying certain income requirements. These laws and restrictions, as well as any changes thereto making it more difficult to meet such requirements, or a reduction in or elimination of certain financing advantages available in some instances to persons satisfying such requirements, could adversely affect the Company's profitability and its development and acquisition projects in the future.

POTENTIAL ENVIRONMENTAL LIABILITIES

     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. Such laws, ordinances and regulations typically impose clean-up responsibility and liability without regard to whether the owner knew of or caused the presence of the contaminants, and the liability under such laws has been interpreted to be joint and several, unless the harm is divisible and there is a reasonable basis for allocation of responsibility. The cost of investigation, remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to remediate properly the contamination on such property, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is owned or operated by such person. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. Finally, the owner or operator of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site. In connection with the ownership, operation, management and development of the Communities and other real properties, the Company may be potentially liable for such damages and costs.

     All of the Communities have been subjected to a Phase I or similar environmental assessment (which involves general inspections without soil sampling or ground water analysis and generally without radon testing). These assessments have not revealed any environmental liability that the Company believes would have a material adverse effect on the Company's business, assets or results of operations, nor has the Company been notified by a governmental authority of any noncompliance, liability or claim relating to hazardous or toxic substances or petroleum products in connection with any of the Communities that it believes would have a material adverse effect on the Company's business, assets or results of operations. The Company is also not aware of any environmental liability relating to those communities which it has, or its predecessors have, owned or leased or otherwise managed, developed or operated that it believes would have a material adverse effect on the Company's business, assets or results of operations.

     It is possible that the Company's assessments do not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware. Moreover, no assurances can be given that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Communities will not be affected by residents, by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to the Company.

NO LIMITATION ON DEBT IN ORGANIZATIONAL DOCUMENTS


     The Company currently has a policy of incurring debt only if upon such incurrence the ratio of debt-to-total market capitalization (i.e., the total consolidated debt of the Company as a percentage of the market value of outstanding shares of capital stock of the Company including units of limited partnership interest of the Operating Partnership) would continue to be 50% or less. However, the organizational documents of the Company do not contain any limitation on the amount or percentage of indebtedness the Company may incur and the Company's Board of Directors has the power to alter the current policy. Accordingly, the Company could become more highly leveraged, resulting in an increase in debt service that could adversely affect the Company's ability to make expected distributions to stockholders and in an increased risk of default on its obligations under any Debt Securities.



IMPACT ON DEBT SECURITIES OF HIGHLY LEVERAGED TRANSACTION OR CHANGE IN CONTROL



     The indentures under which Debt Securities will be issued do not contain any provision that would afford holders of Debt Securities protection in the event of a highly leveraged transaction or change in control (through the acquisition of securities, the election of directors or otherwise) involving the Operating Partnership or Summit. Accordingly, except as may be set forth in any Prospectus Supplement, the Debt Securities will not contain any protection in the event of such a transaction. A highly leveraged transaction or a change in control of the Company could adversely affect the Company's ability to meet its obligations under the Debt Securities.


ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT


     The Company intends to operate in a manner that will enable it to qualify as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Although management of the Company believes that the Company is organized and operates in such a manner, no assurance can be given that the Company qualifies or will remain qualified as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within the Company's control may affect the Company's ability to qualify as a REIT. If the Company fails to qualify as a REIT, it will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. In addition, unless entitled to relief under certain statutory provisions, the Company will be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. The additional tax imposed in any year during which the Company does not qualify for treatment as a REIT would significantly reduce the cash flow available for distribution to stockholders.



LIMITS ON CHANGES IN CONTROL



     Certain provisions contained in the Company's Articles of Incorporation (the "Articles of Incorporation") and the Company's Bylaws (the "Bylaws"), and under Maryland law, may have the effect of discouraging a third party from making an acquisition proposal for the Company and may thereby inhibit a change in control of the Company. For example, such provisions may (i) deter tender offers for the Common Stock, which offers may be attractive to the stockholders, or (ii) deter purchases of large blocks of Common Stock, thereby limiting the opportunity for stockholders to receive a premium for their Common Stock over then-prevailing market prices. These provisions include the following:



     Preferred Stock. The Articles of Incorporation authorize the Board of Directors to issue up to 25 million shares of Preferred Stock (together with the Common Stock, the "Voting Securities") and to establish the preferences and rights (including the right to vote and the right to convert into Common Stock) of any Preferred Stock issued.



     Ownership Limit. In order for the Company to maintain its qualification as a REIT, not more than 50% in value of its outstanding Voting Securities may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code). For the purpose of preserving the Company's REIT qualification, the Articles of Incorporation, subject to certain exceptions, provide that no holder may own, directly or indirectly, more than 9.8% (or 15% for certain investors that will be "looked through" under the Code for purposes of the foregoing REIT qualification requirement) of the outstanding Voting Securities of the Company. Although the Board of Directors of the Company has the authority to waive this restriction with respect to a particular stockholder if it is satisfied, based upon the advice of tax-counsel, that ownership in excess of this limit would not jeopardize the Company's status as a REIT, the Board of Directors could decide that such action would not be in the best interests of the Company in connection with a proposed change in control.



     Required Consent of Holders of Units for Certain Transactions. The Operating Partnership may not sell, transfer or otherwise dispose of all or substantially all of its assets or engage in any other similar transaction (regardless of the form of such transaction) that would result in the recognition of significant taxable gain to the holders of units of limited partnership interest of the Operating Partnership ("Units") without the consent of the holders of 85% of all outstanding Units. Summit currently holds approximately 84.5% of the outstanding Units. This consent requirement could limit the possibility of an acquisition or change in control of the Operating Partnership.



     Maryland Business Combination Statute. Under the Maryland General Corporation Law ("MGCL"), certain "business combinations" (including mergers, consolidations, share exchanges, certain asset transfers and certain issuances of equity securities) between a Maryland corporation and any persons who own 10% or more of the voting power of the corporation's shares (an "Interested Stockholder") are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be approved by the affirmative vote of at least
(a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom the business combination is to be effected, unless, among other things, the holders of the corporation's shares receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for the shares that it owns. However, these provisions of Maryland law do not apply to "business combinations" with an Interested Stockholder that are approved or exempted by the board of directors of the corporation before that Interested Stockholder becomes an Interested Stockholder.



     The Articles of Incorporation of the Company exempt from the Maryland business combination statute any business combination with William F. Paulsen, William B. McGuire, Jr., Raymond V. Jones and David F. Tufaro, or current or future affiliates, associates or other persons acting in concert as a group with any of the foregoing persons.



     Maryland Control Share Acquisition Statute. Maryland law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible under the statute to be cast on the matter. "Control Shares" are voting shares that, if aggregated with all other such shares of stock previously acquired by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of Control Shares, subject to certain exceptions.



     If voting rights are not approved at a meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value. If voting rights for Control Shares are approved at a stockholder meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights.



     The Articles of Incorporation and the Bylaws of the Company exempt from the Maryland control share acquisition statute any future transactions which would otherwise be subject to the statute by Messrs. Paulsen, McGuire, Jones and Tufaro, or current or future affiliates, associates, or other persons acting in concert or as a group with any of the foregoing persons. Consequently, this prohibition on voting control shares will not apply to such persons.

                   THE COMPANY AND THE OPERATING PARTNERSHIP

GENERAL

     Summit is one of the largest developers and operators of luxury garden apartment communities in the southeastern United States. The Company is a self-administered and self-managed real estate investment trust. The Company's Common Stock is listed on the New York Stock Exchange under the symbol "SMT."

     The Company's business is conducted principally through the Operating Partnership, of which the Company is the sole general partner and, as of March 31, 1997, the holder of approximately 84.5% of the outstanding Units. Subject to certain holding periods, each Unit, other than those held by the Company, may be submitted by the holder thereof for redemption by the Operating Partnership. The Company may, at its option, satisfy any redemption request by delivering cash or one share (subject to certain adjustments) of Common Stock for each Unit submitted for redemption. With each such exchange, the number of Units owned by the Company and, therefore, the Company's percentage interest in the Operating Partnership, will increase.

     The Company's third party management and certain construction and other businesses are conducted through its subsidiaries, Summit Management Company, a Maryland corporation (the "Management Company"), and Summit Apartment Builders, Inc., a Florida corporation (the "Construction Company").

     The Company was organized as a real estate investment trust under the laws of the State of Maryland on December 1, 1993 and later changed to corporate form on January 13, 1994. The Operating Partnership was organized as a limited partnership under the laws of the State of Delaware on January 14, 1994. On February 15, 1994, the Company completed its initial public offering of Common Stock (the "Initial Offering"). The principal executive office of the Company and the Operating Partnership is located at 212 South Tryon Street, Suite 500, Charlotte, North Carolina 28281; telephone number (704) 334-9905.

                                USE OF PROCEEDS

     The Company is required by the terms of the partnership agreement of the Operating Partnership, to invest the net proceeds of any sale of Common Stock or Preferred Stock in the Operating Partnership in exchange for additional Units or preferred Units, as the case may be. As will be more fully described in the applicable Prospectus Supplement, the Company and the Operating Partnership intend to use the net proceeds from the sale of Securities for one or more of the following: repayment of indebtedness, investments in new communities and new developments, maintenance of currently owned communities and general corporate purposes.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the consolidated ratios of earnings to fixed charges for the Company, the Operating Partnership and the predecessor to the Company and the Operating Partnership for the periods shown:

   YEAR ENDED            YEAR ENDED            YEAR ENDED            YEAR ENDED            YEAR ENDED
DECEMBER 31, 1996     DECEMBER 31, 1995     DECEMBER 31, 1994     DECEMBER 31, 1993     DECEMBER 31, 1992
-----------------     -----------------     -----------------     -----------------     -----------------
       1.79                  1.67                  1.53                  0.78*                 0.62*

---------------

* Prior to the completion of the Initial Offering, the Company maintained a different capital structure. As a result, although the original properties have historically generated positive net cash flow, the financial statements of the Company show net losses for the fiscal years ended December 31, 1993 and 1992. Consequently, the computation of the ratio of earnings to fixed charges for such periods indicates that earnings were inadequate to cover fixed charges by approximately $5.9 million and $9.9 million for the fiscal years ended December 31, 1993 and 1992, respectively.

     The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of pre-tax income from continuing operations plus fixed charges. Fixed charges consist of interest expense (whether expensed or capitalized), rent expense, and the amortization of debt issuance costs. To date, the Company has not issued any Preferred Stock; therefore, the ratios of earnings to combined fixed charges and preferred stock dividend requirements are the same as the ratios of earnings to fixed charges presented above.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

     The Company conducts its business principally through the Operating Partnership. Consequently, the Operating Partnership, and not the Company, will issue the Debt Securities. The Debt Securities will be direct unsecured obligations of the Operating Partnership and may be either senior Debt Securities ("Senior Securities") or subordinated Debt Securities ("Subordinated Securities"). The Debt Securities will be issued under one or more indentures, each dated as of a date prior to the issuance of the Debt Securities to which it relates. Senior Securities and Subordinated Securities may be issued pursuant to separate indentures (respectively, a "Senior Indenture" and a "Subordinated Indenture"), in each case between the Operating Partnership and a trustee (a "Trustee"), which may be the same Trustee, and in the form that has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The Senior Indenture and the Subordinated Indenture, as amended or supplemented from time to time, are sometimes hereinafter referred to collectively as the "Indentures." The Indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made under this heading relating to the Debt Securities and the Indentures are summaries of the material provisions thereof, do not purport to be complete and are qualified in their entirety by reference to the Indentures and such Debt Securities.

     Capitalized terms used herein and not defined shall have the meanings assigned to them in the applicable Indenture.

TERMS

     The indebtedness represented by the Senior Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership. The indebtedness represented by Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Debt of the Operating Partnership as described under " -- Subordination." The particular terms of the Debt Securities offered by a Prospectus Supplement will be described in the applicable Prospectus Supplement, along with any applicable modifications of or additions to the general terms of the Debt Securities as described herein and in the applicable Indenture and any applicable federal income tax considerations. Accordingly, for a description of the terms of any series of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and the description of the Debt Securities set forth in this Prospectus.

     Except as set forth in any Prospectus Supplement, the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time by the Operating Partnership or as set forth in the applicable Indenture or in one or more indentures supplemental to such Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuance of additional Debt Securities of such series.

     Each Indenture provides that the Operating Partnership may, but need not, designate more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under an Indenture may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee, and, except as otherwise indicated herein, any action described herein to be taken by each Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.

     The following summaries set forth the material terms and provisions of the Indentures and the Debt Securities. The Prospectus Supplement relating to the series of Debt Securities being offered will contain further terms of such Debt Securities, including the following specific terms:

      (1) The title of such Debt Securities and whether such Debt Securities are Senior Securities or Subordinated Securities;

      (2) The aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

      (3) The price (expressed as a percentage of the principal amount thereof) at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;

      (4) The date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

      (5) The rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

      (6) The date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

      (7) The place or places where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Operating Partnership in respect of such Debt Securities and the applicable Indenture may be served;

      (8) The period or periods, if any, within which, the price or prices at which and the other terms and conditions upon which such Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at the option of the Operating Partnership;

      (9) The obligation, if any, of the Operating Partnership to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

     (10) If other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

     (11) Whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

     (12) Whether such Debt Securities will be issued in certificated or book-entry form and, if in book entry form, the identity of the depository for such Debt Securities;

     (13) Whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

     (14) The applicability, if any, of the defeasance and covenant defeasance provisions described herein or set forth in the applicable Indenture, or any modification thereof;

     (15) Whether and under what circumstances the Operating Partnership will pay any additional amounts on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem such Debt Securities in lieu of making such payment;

     (16) Any deletions from, modifications of or additions to the events of default or covenants of the Operating Partnership, to the extent different from those described herein or set forth in the applicable Indenture with respect to such Debt Securities, and any change in the right of any Trustee or any of the holders to declare the principal amount of any of such Debt Securities due and payable;

     (17) With respect to any Debt Securities that provide for optional redemption or prepayment upon the occurrence of certain events (such as a change of control of the Operating Partnership), (i) the possible effects of such provisions on the market price of the Operating Partnership's or the Company's securities or in deterring certain mergers, tender offers or other takeover attempts, and the intention of the Operating Partnership to comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws in connection with such provisions; (ii) whether the occurrence of the specified events may give rise to cross-defaults on other indebtedness such that payment on such Debt Securities may be effectively subordinated; and (iii) the existence of any limitation on the Operating Partnership's financial or legal ability to repurchase such Debt Securities upon the occurrence of such an event (including, if true, the lack of assurance that such a repurchase can be effected) and the impact, if any, under the Indenture of such a failure, including whether and under what circumstances such a failure may constitute an event of default;

     (18) The name of the applicable trustee and the nature of any material relationship with the Operating Partnership or with any of its affiliates, and the percentage of Debt Securities of the class necessary to require the trustee to take action; and

     (19) Any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture.

     If so provided in the applicable Prospectus Supplement, the Debt Securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). In such cases, any special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

     Except as described under "Merger, Consolidation or Sale of Assets" or as may be set forth in any Prospectus Supplement, the Debt Securities will not contain any provisions that would limit the ability of the Operating Partnership to incur indebtedness or that would afford holders of Debt Securities protection in the event of (i) a highly leveraged or similar transaction involving the Operating Partnership, the management of the Operating Partnership or the Company, or any affiliate of any such party, (ii) a change of control, or (iii) a reorganization, restructuring, merger or similar transaction involving the Operating Partnership that may adversely affect the holders of the Debt Securities. In addition, subject to the limitations set forth under "Merger, Consolidation or Sale of Assets," the Operating Partnership may, in the future, enter into certain transactions, such as the sale of all or substantially all of its assets or the merger or consolidation of the Operating Partnership, that would increase the amount of the Operating Partnership's indebtedness or substantially reduce or eliminate the Operating Partnership's indebtedness or substantially reduce or eliminate the Operating Partnership's assets, which may have an adverse effect on the Operating Partnership's ability to service its indebtedness, including the Debt Securities. Neither Maryland General Corporation Law nor the governing instruments of the Company and the Operating Partnership define the term "substantially all" in connection with the sale of assets. Additionally, Maryland cases interpreting the words "substantially all" all rely heavily upon the facts and circumstances of the particular case. Consequently, to determine whether a sale of "substantially all" of the Operating Partnership's assets has occurred, a holder of Debt Securities must review the financial and other information disclosed by the Operating Partnership to the public. Restrictions on ownership and transfers of the Common Stock and Preferred Stock are designed to preserve the Company's status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Restrictions on Transfers of Capital Stock." Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of, or additions to, the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

DENOMINATION, INTEREST, REGISTRATION AND TRANSFER

     Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof.

     Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for any authorized denomination of other Debt Securities of the same series and of a like aggregate principal amount and tenor upon surrender of such Debt Securities at the corporate trust office of the applicable Trustee or at the office of any transfer agent designated by the Operating Partnership for such purpose. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the applicable Trustee or at the office of any transfer agent designated by the Operating Partnership for such purpose. Every Debt Security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable Trustee or transfer agent. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Trustee or the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable Prospectus Supplement refers to any transfer agent (in addition to the applicable Trustee) initially designated by the Operating Partnership with respect to any series of Debt Securities, the Operating Partnership may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Operating Partnership will be required to maintain a transfer agent in each place of payment for such series. The Operating Partnership may at any time designate additional transfer agents with respect to any series of Debt Securities.

     Neither the Operating Partnership nor any Trustee shall be required (i) to issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities that may be selected for redemption and ending at the close of business on the day of such mailing; (ii) to register the transfer of or exchange any Debt Security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) to issue, register the transfer of or exchange any Debt Security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Indentures provide that the Operating Partnership may, without the consent of the holders of any outstanding Debt Securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that (i) either the Operating Partnership shall be the continuing entity, or the successor entity (if other than the Operating Partnership) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets, shall expressly assume (A) the Operating Partnership's obligations to pay principal of (and premium, if any) and interest on all of the Debt Securities and (B) the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture; (ii) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Operating Partnership or any subsidiary as a result thereof as having been incurred by the Operating Partnership or such subsidiary at the time of such transaction, no event of default under the Indentures, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and (iii) an officers' certificate and legal opinion covering such conditions shall be delivered to each Trustee.

CERTAIN COVENANTS

     Existence. Except as permitted under "--Merger, Consolidation or Sale of Assets," the Indentures require the Operating Partnership to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that the Operating Partnership shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business.

     Maintenance of Properties. The Indentures require the Operating Partnership to cause all of its material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Operating Partnership may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Operating Partnership and its subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business.

     Insurance. The Indentures require the Operating Partnership to cause each of its and its subsidiaries' insurable properties to be insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and, if described in the applicable Prospectus Supplement, having a specified rating from a recognized insurance rating service.

     Payment of Taxes and Other Claims. The Indentures require the Operating Partnership to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon the income, profits or property of the Operating Partnership or any subsidiary and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Operating Partnership or any subsidiary; provided, however, that the Operating Partnership shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

     Additional Covenants. Any additional covenants of the Operating Partnership with respect to any series of Debt Securities will be set forth in the Prospectus Supplement relating thereto.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     Unless otherwise provided in the applicable Prospectus Supplement, each Indenture provides that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (i) default for 30 days in the payment of any installment of interest on any Debt Security of such series; (ii) default in the payment of principal of (or premium, if any, on) any Debt Security of such series at its maturity; (iii) default in making any sinking fund payment as required for any Debt Security of such series; (iv) default in the performance or breach of any other covenant or warranty of the Operating Partnership contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for 60 days after written notice as provided in the applicable Indenture; (v) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed (except mortgage indebtedness) by the Operating Partnership or any of its subsidiaries in an aggregate principal amount in excess of $25,000,000 or under any indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed (except mortgage indebtedness) by the Operating Partnership or any of its subsidiaries in an aggregate principal amount in excess of $25,000,000, whether such indebtedness exists on the date of such Indenture or shall thereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or such obligations being accelerated, without such acceleration having been rescinded or annulled;
(vi) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership or any Significant Subsidiary of the Operating Partnership; and (vii) any other event of default provided with respect to a particular series of Debt Securities. The term "Significant Subsidiary" has the meaning ascribed to such term in Regulation S-X promulgated under the Securities Act.

     If an event of default under any Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable Trustee or the holders of not less than 25% in principal amount of the Debt Securities of that series will have the right to declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the Debt Securities of that series to be due and payable immediately by written notice thereof to the Operating Partnership (and to the applicable Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then outstanding under any Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the holders of not less than a majority in principal amount of outstanding Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) may rescind and annul such declaration and its consequences if (i) the Operating Partnership shall have deposited with the applicable Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable Trustee; and (ii) all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in such Indenture. The Indentures also provide that the holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series; or (ii) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected thereby.

     The Indentures require each Trustee to give notice to the holders of Debt Securities within 90 days of a default under the applicable Indenture unless such default shall have been cured or waived; provided, however, that such Trustee may withhold notice to the holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if specified responsible officers of such Trustee consider such withholding to be in the interest of such holders.

     The Indentures provide that no holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to such Indenture or for any remedy thereunder, except in the case of failure of the applicable Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due dates thereof.

     The Indentures provide that, subject to provisions in each Indenture relating to its duties in case of default, a Trustee will be under no obligation to exercise any of its rights or powers under an Indenture at the request or direction of any holders of any series of Debt Securities then outstanding under such Indenture, unless such holders shall have offered to the Trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under an Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or of exercising any trust or power conferred upon such Trustee. However, a Trustee may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve such Trustee in personal liability or which may be unduly prejudicial to the holders of Debt Securities of such series not joining therein.

     Within 120 days after the close of each fiscal year, the Operating Partnership will be required to deliver to each Trustee a certificate, signed by one of several specified officers of Summit, as general partner of the Operating Partnership, stating whether or not such officer has knowledge of any default under the applicable Indenture and, if so, specifying each such default and the nature and status thereof.

MODIFICATION OF THE INDENTURES

     Modifications and amendments of an Indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding Debt Securities issued under such Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each such Debt Security affected thereby, (i) change the stated maturity of the principal of, or any installment of interest (or premium, if any) on, any such Debt Security; (ii) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such Debt Security; (iii) change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such Debt Security; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (v) reduce the above-stated percentage of any outstanding Debt Securities necessary to modify or amend the applicable Indenture with respect to such Debt Securities, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable Indenture; or (vi) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such Debt Security.

     The holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series may, on behalf of all holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Operating Partnership with certain restrictive covenants of the applicable Indenture.

     Modifications and amendments of an Indenture will be permitted to be made by the Operating Partnership and the respective Trustee thereunder without the consent of any holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another person to the Operating Partnership as obligor under such Indenture; (ii) to add to the covenants of the Operating Partnership for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Operating Partnership in such Indenture; (iii) to add events of default for the benefit of the holders of all or any series of Debt Securities; (iv) to add or change any provisions of an Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provisions of an Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under an Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in an Indenture, provided that such action shall not adversely affect the interests of holders of Debt Securities of any series issued under such Indenture; or (x) to supplement any of the provisions of an Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the holders of the outstanding Debt Securities of any series.

     The Indentures provide that in determining whether the holders of the requisite principal amount of outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof; (ii) the principal amount of any Debt Security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above); (iii) the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to such Indenture; and (iv) Debt Securities owned by the Operating Partnership or any other obligor upon the Debt Securities or any affiliate of the Operating Partnership or of such other obligor shall be disregarded.

     The Indentures contain provisions for convening meetings of the holders of Debt Securities of a series. A meeting will be permitted to be called at any time by the applicable Trustee, and also, upon request, by the Operating Partnership or the holders of at least 10% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given as provided in such Indenture. Except for any consent that must be given by the holder of each Debt Security affected by certain modifications and amendments of an Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with an Indenture will be binding on all holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding Debt Securities of such series will constitute a quorum.

     Notwithstanding the foregoing provisions, the Indentures provide that if any action is to be taken at a meeting of holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding Debt Securities affected thereby, or of the holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting; and (ii) the principal amount of the outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such Indenture.

SUBORDINATION

     Unless otherwise provided in the applicable Prospectus Supplement, Subordinated Securities will be subject to the following subordination provisions.

     Upon any distribution to creditors of the Operating Partnership in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any Subordinated Securities will be subordinated to the extent provided in the applicable Indenture in right of payment to the prior payment in full of all Senior Debt (as defined below), but the obligation of the Operating Partnership to make payments of the principal of and interest on such Subordinated Securities will not otherwise be affected. No payment of principal or interest will be permitted to be made on Subordinated Securities at any time if a default on Senior Debt exists that permits the holders of such Senior Debt to accelerate its maturity and the default is the subject of judicial proceedings or the Operating Partnership receives notice of the default. After all Senior Debt is paid in full and until the Subordinated Securities are paid in full, holders will be subrogated to the rights of holders of Senior Debt to the extent that distributions otherwise payable to holders have been applied to the payment of Senior Debt. The Subordinated Indenture will not restrict the amount of Senior Debt or other indebtedness of the Operating Partnership and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of Subordinated Indebtedness may recover less, ratably, than general creditors of the Operating Partnership.

     Senior Debt will be defined in the applicable Indenture as the principal of and interest on, or substantially similar payments to be made by the Operating Partnership in respect of, the following, whether outstanding at the date of execution of the applicable Indenture or thereafter incurred, created or assumed: (i) indebtedness of the Operating Partnership for money borrowed or represented by purchase-money obligations; (ii) indebtedness of the Operating Partnership evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other agreement; (iii) obligations of the Operating Partnership as lessee under leases of property either made as part of any sale and leaseback transaction to which the Operating Partnership is a party or otherwise; (iv) indebtedness, obligations and liabilities of others in respect of which the Operating Partnership is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which the Operating Partnership has agreed to purchase or otherwise acquire; and (v) any binding commitment of the Operating Partnership to fund any real estate investment or to fund any investment in any entity making such real estate investment, in each case other than (A) any such indebtedness, obligation or liability referred to in clauses (i) through (iv) above as to which, in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the Subordinated Securities or ranks pari passu with the Subordinated Securities; (B) any such indebtedness, obligation or liability which is subordinated to indebtedness of the Operating Partnership to substantially the same extent as or to a greater extent than the Subordinated Securities are subordinated; and (C) the Subordinated Securities. There will not be any restrictions in any Indenture relating to Subordinated Securities upon the creation of additional Senior Debt.

     If this Prospectus is being delivered in connection with a series of Subordinated Securities, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Debt outstanding as of the end of the Operating Partnership's most recent fiscal quarter.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     Unless otherwise indicated in the applicable Prospectus Supplement, the Operating Partnership will be permitted, at its option, to discharge certain obligations to holders of any series of Debt Securities issued under any Indenture that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

     The Indentures provide that, unless otherwise indicated in the applicable Prospectus Supplement, the Operating Partnership may elect either (i) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities, to hold moneys for payment in trust) ("defeasance"); or (ii) to be released from its obligations with respect to such Debt Securities under the applicable Indenture (being the restrictions described under " -- Certain Covenants") or, if provided in the applicable Prospectus Supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such Debt Securities ("covenant defeasance"), in either case upon the irrevocable deposit by the Operating Partnership with the applicable Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

     Such a trust will only be permitted to be established if, among other things, the Operating Partnership has delivered to the applicable Trustee an opinion of counsel (as specified in the applicable Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service (the "Service") or a change in applicable United States federal income tax law occurring after the date of the Indenture. In the event of such defeasance, the holders of such Debt Securities would thereafter be able to look only to such trust fund for payment of principal (and premium, if any) and interest.

     "Government Obligations" means securities that are (i) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

     Unless otherwise provided in the applicable Prospectus Supplement, if after the Operating Partnership has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (i) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to the applicable Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security; or (ii) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate. "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; (ii) the European Currency Unit ("ECU") both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

     In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (iv) under "-- Events of Default, Notice and Waiver" with respect to specified sections of an Indenture (which sections would no longer be applicable to such Debt Securities) or described in clause (vii) under "Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the applicable Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such event of default. However, the Operating Partnership would remain liable to make payment of such amounts due at the time of acceleration.

     The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

NO CONVERSION RIGHTS

     The Debt Securities will not be convertible into or exchangeable for any capital stock of the Company or any equity interest in the Operating Partnership.

PAYMENT

     Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and applicable premium, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee, the address of which will be stated in the applicable Prospectus Supplement; provided, however, that, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States.

     All moneys paid by the Operating Partnership to a paying agent or a Trustee for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Operating Partnership, and the holder of such Debt Security thereafter may look only to the Operating Partnership for payment thereof.

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary identified in the applicable Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series.

                         DESCRIPTION OF PREFERRED STOCK


     The description of the Company's Preferred Stock set forth below is a summary of the material provisions thereof, does not purport to be complete and is qualified in its entirety by reference to the Company's Articles of Incorporation (the "Articles of Incorporation") and Bylaws (the "Bylaws"), as in effect from time to time.


GENERAL

     Under the Articles of Incorporation, the Company has authority to issue 25 million shares of Preferred Stock, par value $.01 per share, none of which was outstanding as of the date of this Prospectus. Under Maryland law, stockholders generally are not responsible for the corporation's debts or obligations. Shares of Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board of Directors of the Company. Prior to issuance of shares of each series, the Board of Directors is required by the Maryland General Corporation Law ("MGCL") and the Company's Articles of Incorporation to fix for each series, subject to the provisions of the Company's Articles of Incorporation regarding excess stock, $.01 par value per share ("Excess Stock"), the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law. The Preferred Stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. The Board of Directors could authorize the issuance of shares of Preferred Stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares over the then market price of such shares of Common Stock.

TERMS

     The following description of the Preferred Stock sets forth the material terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Company's Articles of Incorporation and Bylaws and any applicable amendment to the Articles of Incorporation designating terms of a series of Preferred Stock (a "Designating Amendment").

     Reference is made to the Prospectus Supplement relating to the Preferred Stock offered thereby for specific terms, including:

      (1) The title and stated value of such Preferred Stock;

      (2) The number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

      (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

      (4) The date from which dividends on such Preferred Stock shall accumulate, if applicable;

      (5) The procedures for any auction and remarketing, if any, for such Preferred Stock;

      (6) The provision for a sinking fund, if any, for such Preferred Stock;

      (7) The provision for redemption, if applicable, of such Preferred Stock;

      (8) Any listing of such Preferred Stock on any securities exchange;

      (9) The terms and conditions, if applicable, upon which such Preferred Stock will be convertible into Common Stock, including the conversion price or rate (or manner of calculation thereof);

     (10) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock;

     (11) A discussion of federal income tax considerations applicable to such Preferred Stock;

     (12) The relative ranking and preference of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

     (13) Any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

     (14) Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT.

RANK

     Unless otherwise specified in the Prospectus Supplement, the Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Stock of the Company, and to all equity securities ranking junior to such Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such equity securities rank on a parity with the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; and (iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities rank senior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company. The term "equity securities" does not include convertible debt securities.

DIVIDENDS

     Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the share transfer books of the Company on such record dates as shall be fixed by the Board of Directors of the Company.

     Dividends on any series of the Preferred Stock may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any series of the Preferred Stock for which dividends are non-cumulative, then the holders of such series of the Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

     If Preferred Stock of any series is outstanding, no dividends will be declared or paid or set apart for payment on any capital stock of the Company of any other series ranking, as to dividends, on a parity with or junior to the Preferred Stock of such series for any period unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Stock of such series for all past dividend periods and the then current dividend period; or
(ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Stock of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon Preferred Stock of any series and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Preferred Stock of such series, all dividends declared upon Preferred Stock of such series and any other series of Preferred Stock ranking on a parity as to dividends with such Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Preferred Stock of such series and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Stock of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such

Preferred Stock does not have a cumulative dividend) and such other series of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of such series which may be in arrears.

     Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Preferred Stock of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Preferred Stock of such series as to dividends and upon liquidation).

     Any dividend payment made on shares of a series of Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

REDEMPTION

     If so provided in the applicable Prospectus Supplement, the Preferred Stock will be subject to mandatory redemption or redemption at the option of the Company, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

     The Prospectus Supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of the issuance of shares of capital stock of the Company, the terms of such Preferred Stock may provide that, if no such shares of capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Stock shall automatically and mandatorily be converted into the applicable shares of capital stock of the Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

     Notwithstanding the foregoing, unless (i) if a series of Preferred Stock has a cumulative dividend, full cumulative dividends on all shares of such series of Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period; and
(ii) if a series of Preferred Stock does not have a cumulative dividend, full dividends on all shares of the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of such series of Preferred Stock shall be redeemed unless all outstanding shares of Preferred Stock of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Stock of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series. In addition, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on all outstanding shares of such series of Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period; and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, the Company shall not purchase or otherwise acquire directly or indirectly any shares of Preferred Stock of such series (except by conversion into or exchange for capital shares of the Company ranking junior to the Preferred Stock of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series.

     If fewer than all of the outstanding shares of Preferred Stock of any series are to be redeemed, the number of shares to be redeemed will be determined by the Company and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by any other equitable manner determined by the Company.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Stock of any series to be redeemed at the address shown on the stock transfer books of the Company. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all the shares of Preferred Stock of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Preferred Stock to be redeemed from each such holder. If notice of redemption of any Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Stock, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of capital stock of the Company ranking junior to the Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock shall be entitled to receive out of assets of the Company legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable Prospectus Supplement, plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking on a parity with the Preferred Stock in the distribution of assets, then the holders of the Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     If liquidating distributions shall have been made in full to all holders of Preferred Stock, the remaining assets of the Company shall be distributed among the holders of any other classes or series of capital stock ranking junior to the Preferred Stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

VOTING RIGHTS

     Holders of the Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

     Unless provided otherwise for any series of Preferred Stock, so long as any shares of Preferred Stock of a series remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of such series of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to such series of Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Company's Articles of Incorporation or the Designating Amendment for such series of Preferred Stock, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Preferred Stock, and provided further that (A) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (B) any increase in the amount of authorized shares of such series or any other series of Preferred Stock, in each case ranking on a parity with or junior to the Preferred Stock of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

CONVERSION RIGHTS

     The terms and conditions, if any, upon which any series of Preferred Stock is convertible into Common Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of Common Stock into which the shares of Preferred Stock are convertible, the conversion price or rate (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Preferred Stock.

RESTRICTIONS ON OWNERSHIP

     For the Company to qualify as a REIT under the Code not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist the Company in meeting this requirement, the Company may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of the Company's outstanding equity securities, including any Preferred Stock of the Company. Therefore, the Designating Amendment for each series of Preferred Stock may contain provisions restricting the ownership and transfer of the Preferred Stock. The applicable Prospectus Supplement will specify any additional ownership limitation relating to a series of Preferred Stock. See "Restrictions on Transfers of Capital Stock."

TRANSFER AGENT

     The transfer agent and registrar for the Preferred Stock will be set forth in the applicable Prospectus Supplement.

                          DESCRIPTION OF COMMON STOCK


     The description of the Company's Common Stock set forth below is a summary of the material provisions thereof, does not purport to be complete and is qualified in its entirety by reference to the Company's Articles of incorporation and Bylaws, as in effect from time to time.


GENERAL

     Under the Articles of Incorporation, the Company has authority to issue 100 million shares of Common Stock, par value $.01 per share. Under Maryland law, stockholders generally are not responsible for the corporation's debts or obligations. At April 3, 1997, the Company had outstanding 23,078,821 shares of Common Stock.

TERMS

     The following description of the Common Stock sets forth the material terms and provisions of the Common Stock to which any Prospectus Supplement may relate. Subject to the preferential rights of any other class or series of stock and to the provisions of the Company's Articles of Incorporation regarding Excess Stock, holders of shares of Common Stock will be entitled to receive dividends on shares of Common Stock if, as and when authorized and declared by the Board of Directors of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company.

     Subject to the provisions of the Company's Articles of Incorporation regarding Excess Stock, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of Directors and, except as otherwise required by law or except as provided with respect to any other class or series of stock, the holders of Common Stock will possess the exclusive voting power. The Company's Board of Directors is divided into three classes. The members of each class serve for a term of three years. The terms for the three classes are staggered such that the term of only one class of directors expires each year. There is no cumulative voting in the election of Directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the Directors then standing for election, and the holders of the remaining shares of Common Stock will not be able to elect any Directors.

     Holders of Common Stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any securities of the Company.

     Subject to the provisions of the Company's Articles of Incorporation regarding Excess Stock, all shares of Common Stock will have equal dividend, distribution, liquidation and other rights, and will have no preference, appraisal or exchange rights.

     Pursuant to the MGCL, a corporation generally cannot dissolve, amend its Articles of Incorporation, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes to be cast on the matter) is set forth in the corporation's Articles of Incorporation. The Company's Articles of Incorporation provide that such transactions, with the exception of an amendment of the Articles of Incorporation affecting restrictions on transfer, can be effected by a vote of a majority of the shares entitled to vote on such matters.

     Provisions of the Company's Articles of Incorporation described below under "Restrictions on Transfers of Capital Stock," together with other provisions of the Company's Articles of Incorporation and the MGCL may discourage a change in control and limit the opportunity for stockholders to receive a premium for their Common Stock.

RESTRICTIONS ON OWNERSHIP

     For the Company to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist the Company in meeting this requirement, the Company may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of the Company's outstanding equity securities. See "Restrictions on Transfers of Capital Stock."

TRANSFER AGENT

     The transfer agent and registrar for the Common Stock is First Union National Bank of North Carolina.

                   RESTRICTIONS ON TRANSFERS OF CAPITAL STOCK

     For the Company to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year (other than the first year) (the "Five or Fewer Test"), and such capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. See "Federal Income Tax Considerations." In order to protect the Company against the risk of losing its status as a REIT on account of a concentration of ownership among its stockholders, the Articles of Incorporation, subject to certain exceptions, provide that no holder who is an individual may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of the Company's capital stock. Pursuant to the Code, certain types of entities, such as pension trusts qualifying under Section 401(a) of the Code, United States investment companies registered under the Investment Company Act of 1940 and corporations will be looked-through for the purposes of the Five or Fewer Test. The Company's Articles of Incorporation limits such entities to holding no more than 15% of the aggregate value of the Company's shares of capital stock (the "Look-Through Ownership Limit"). Any transfer of capital stock or any security convertible into capital stock that would create a direct or indirect ownership of capital stock in excess of the Ownership Limit or the Look-Through Ownership Limit or that would result in the disqualification of the Company as a REIT, including any transfer that results in the capital stock being owned by fewer than 100 persons or results in the Company being "closely held" within the meaning of
Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the capital stock. The Board of Directors in its sole discretion may waive the Ownership Limit or the Look-Through Ownership Limit if evidence satisfactory to the Board of Directors and the Company's tax counsel is presented that the changes in ownership will not then or in the future jeopardize the Company's status as a REIT and the Board of Directors otherwise decides that such action is in the best interests of the Company. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

     Capital stock owned, or deemed to be owned, or transferred to a stockholder in excess of the Ownership Limit or the Look-Through Ownership Limit will automatically be converted into shares of Excess Stock that will be transferred, by operation of law, to the Company as trustee of a trust for the exclusive benefit of the transferees to whom such capital stock may be ultimately transferred without violating the Ownership Limit or the Look-Through Ownership Limit. While held in trust, the Excess Stock will not be considered for purposes of any stockholder vote or the determination of a quorum for such vote and, except upon liquidation, will not be entitled to participate in distributions. Any distribution paid on Excess Stock, prior to the discovery by the Company that capital stock has been transferred in violation of the Ownership Limit or the Look-Through Ownership Limit, shall be repaid to the Company upon demand. Shares of Excess Stock are not treasury stock, but rather constitute a separate class of issued and outstanding stock of the Company. The original transferee-stockholder may, at any time while the shares of Excess Stock are held by the Company in trust, transfer the interest in the trust representing the Excess Stock to any individual whose ownership of the capital stock converted into such Excess Stock would be permitted under the Ownership Limit or the Look-Through Ownership Limit, at a price not in excess of (i) the price paid by the original transferee-stockholder for the capital stock that was converted into Excess Stock, or (ii) if the original transferee-stockholder did not give value for such shares (e.g. the capital stock was received through a gift, devise or other transaction), the average closing price for the class of shares from which such shares of Excess Stock were converted for the ten days immediately preceding such sale or gift. Immediately upon the transfer to the permitted transferee, the Excess Stock will automatically be converted into capital stock of the class from which it was converted. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Stock may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring the Excess Stock and to hold the Excess Stock on behalf of the Company.

     In addition, the Company will have the right, for a period of 90 days during the time any shares of Excess Stock are held by the Company in trust, to purchase all or any portion of the Excess Stock from the original transferee-stockholder for the lesser of (i) the price initially paid for the capital stock by the original transferee-stockholder, or if the original transferee-stockholder did not give value for such shares (e.g., the shares were received through a gift, devise or other transaction), the average closing price for the class of capital stock from which such shares of Excess Stock were converted for the ten days immediately preceding such sale or gift, and (ii) the average closing price for the class of such shares of Excess Stock were converted for the ten trading days immediately preceding the date the Company elects to purchase such shares. The 90-day period begins on the date notice is received of the violative transfer if the original transferee-stockholder gives notice to the Company of the transfer or, if no such notice is given, the date the Board of Directors determines that a violative transfer has been made.

     These restrictions will not preclude settlement of transactions through the New York Stock Exchange.

     Each stockholder shall, upon demand, be required to disclose to the Company in writing any information with respect to the direct, indirect and constructive ownership of the Company's capital stock as the Board of Directors deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     The Ownership Limit and the Look-Through Ownership Limit may have the effect of precluding acquisition of control of the Company unless the Board of Directors determines that maintenance of REIT status is no longer in the best interests of the Company.

                       FEDERAL INCOME TAX CONSIDERATIONS

     Based on quarterly and annual internal compliance tests, annual review of such testing conducted by its independent accountants, and consultation with such accountants and the Company's counsel from time to time, the Company believes it has operated, and the Company intends to continue to operate, in such a manner as to qualify as a REIT under the Code, but no assurance can be given that it will at all times so qualify.

     The provisions of the Code pertaining to REITs are highly technical and complex. The following is a brief and general summary of the material federal income tax considerations of an investment in the Company's Securities to the extent those considerations relate to the taxation of the Company. To the extent such considerations relate to the tax treatment of particular Securities, they will be addressed in the applicable Prospectus Supplement. For the particular provisions that govern the federal income tax treatment of the Company and its stockholders, reference is made to Sections 856 through 860 of the Code and the regulations thereunder. The following summary is qualified in its entirety by those Sections of the Code and the regulations thereunder.

     The statements in this discussion are based on current provisions of the Code, Treasury Regulations promulgated under the Code, the legislative history of the Code, existing administrative rulings and practices of the Service, and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes. To the extent that legal conclusions are contained in this summary, the Company has based such conclusions on the opinion of counsel to the Company.

     EACH INVESTOR IS ADVISED TO CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCE TO HIM OR HER OF AN INVESTMENT IN THE COMPANY'S SECURITIES.

     Under the Code, if certain requirements are met in a taxable year, a REIT generally will not be subject to federal income tax with respect to income that it distributes to its stockholders. However, the Company may be subject to federal income tax under certain circumstances including taxes at regular corporate rates on any undistributed REIT taxable income, the "alternative minimum tax" on its items of tax preference, and taxes imposed on income and gain generated by certain extraordinary transactions. If the Company fails to qualify during any taxable year as a REIT, unless certain relief provisions are available, it will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, which could have a material adverse effect upon its stockholders.

     In addition to meeting a number of technical requirements, including requirements regarding distributions to shareholders, diversification of ownership and record keeping, to qualify as a REIT the Company must meet certain tests regarding the nature of its assets and its gross income. The Company is largely restricted under these tests to holding "real estate assets" (as defined in the Code) for investment (and not for resale) and relatively small amounts of investment securities. Accordingly, the Company's ability to diversify its holdings outside of investments in real estate is limited. The requirements of the statutory tests also impose certain requirements on the Company's leases with its tenants, including restrictions on the Company's ability to provide noncustomary services to its tenants. Because the Company's proportionate share of the assets and items of income of the Operating Partnership and its subsidiaries are treated as assets and gross income of the Company, the same restrictions apply to the operations and investments of the Operating Partnership and its subsidiaries. Further, changes in law, or in the interpretation of the law, may change the nature and effect of these restrictions or add additional restrictions to the manner in which the Company conducts its business.

     In the opinion of Goodwin, Procter & Hoar LLP, counsel to the Company, commencing with the taxable year ending December 31, 1994, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware, however, that opinions of counsel are not binding upon the Service or any court. Moreover, Goodwin, Procter & Hoar LLP's opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters, including representations regarding the nature of the Company's properties, and the future conduct of the Company's business. The Company's qualification and taxation as a REIT depends upon the Company's ability to meet on a continuing basis, through actual annual operating results, the distribution levels, stock ownership, and other various qualification tests imposed under the Code. Goodwin, Procter & Hoar LLP will not review the Company's compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operation for any particular taxable year will satisfy such requirements.

     Investors are urged to consult their own tax advisors with respect to the appropriateness of an investment in the Securities offered hereby and with respect to the tax consequences arising under federal law and the laws of any state, municipality or other taxing jurisdiction, including tax consequences resulting from such investor's own tax characteristics. In particular, foreign investors should consult their own tax advisors concerning the tax consequences of an investment in the Company, including the possibility of United States income tax withholding on Company distributions.

                              PLAN OF DISTRIBUTION

     The Company may sell Preferred Stock and Common Stock and the Operating Partnership may sell Debt Securities through underwriters or dealers, directly to one or more purchasers, through agents or through a combination of any such methods of sale.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

     In connection with the sale of Securities, underwriters or agents may receive compensation from the Company, from the Operating Partnership or from purchasers of Securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of Securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from the Company or the Operating Partnership, and any profit on the resale of Securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company or the Operating Partnership will be described, in the applicable Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, each series of Securities will be a new issue with no established trading market, other than the Common Stock which is listed on the NYSE. Any shares of Common Stock sold pursuant to a Prospectus Supplement will be listed on the NYSE, subject to official notice of issuance. The Operating Partnership or the Company may elect to list any series of Debt Securities or Preferred Stock, respectively, on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of Debt Securities or Preferred Stock.

     Until the distribution of the Securities is completed, rules of the Commission may limit the ability of any underwriters and selling group members to bid for and purchase the Securities. As an exception to these rules, underwriters are permitted to engage in certain transactions that stabilize the price of the Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities.

     If any underwriters create a short position in the Securities in connection with an offering, i.e., if they sell more Securities than are set forth on the cover page of the applicable Prospectus Supplement, the underwriters may reduce that short position by purchasing Securities in the open market.

     The lead underwriters may also impose a penalty bid on certain other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase Securities in the open market to reduce the underwriters' short position or to stabilize the price of the Securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those Securities as part of the offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

     Neither the Company nor the Operating Partnership makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the

Securities. In addition, neither the Company nor the Operating Partnership makes any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     Under agreements into which the Company or the Operating Partnership may enter, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Company or the Operating Partnership against certain liabilities, including liabilities under the Securities Act.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, or be tenants of, the Company or the Operating Partnership in the ordinary course of business.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts ("Company Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     If so indicated in the applicable Prospectus Supplement, the Operating Partnership will authorize underwriters or other persons acting as the Operating Partnership's agents to solicit offers by certain institutions to purchase Debt Securities from the Operating Partnership at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts ("Operating Partnership Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Operating Partnership Contract will be for an amount not less than, and the aggregate principal amount of Debt Securities sold pursuant to Operating Partnership Contracts shall be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and others, but will in all cases be subject to the approval of the Operating Partnership. The obligations of any purchaser under any such contract will be subject to the conditions that (i) the purchase of the Debt Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such purchaser is subject, and (ii) if the Debt Securities are being sold to underwriters, the Operating Partnership shall have sold to such underwriters the total principal amount of the Debt Securities less the principal amount thereof covered by Operating Partnership Contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     In order to comply with the securities laws of certain states, if applicable, the Securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

                                 LEGAL MATTERS

     Certain legal matters, including the legality of the Securities, will be passed upon for the Company and the Operating Partnership by Goodwin, Procter & Hoar LLP, Boston, Massachusetts.

                                    EXPERTS

     The financial statements and the related financial statement schedules incorporated in this registration statement by reference from the Company's Annual Report on Form 10-K for the year ended December 31,

1996, as amended, the Annual Report on Form 11-K of the Company's 1996 Non-Qualified Employee Stock Purchase Plan for the year ended December 31, 1996 and the Operating Partnership's Registration Statement on Form 10, dated April 21, 1997, as amended, have been audited by Deloitte & Touche LLP, independent accountants, as stated in their reports which are incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The financial statements incorporated in this registration statement by reference from the Company's Current Report on Form 8-K/A-1, dated May 1, 1997, and the Operating Partnership's Registration Statement on Form 10/A-2, dated June 30, 1997, have been audited by Reznick, Fedder & Silverman, Deloitte & Touche LLP and Arthur Andersen LLP, independent accountants, as stated in their reports which are incorporated herein by reference and have been so incorporated in reliance upon the report of each such firm given upon their authority as experts in accounting and auditing.

------------------------------------------------------
                          ------------------------------------------------------
------------------------------------------------------
                          ------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE OPERATING PARTNERSHIP OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Available Information.................    2
Incorporation of Certain Documents by
  Reference...........................    2
Risk Factors..........................    3
The Company and the Operating
  Partnership.........................    8
Use of Proceeds.......................    8
Ratios of Earnings to Fixed Charges...    8
Description of Debt Securities........    9
Description of Preferred Stock........   20
Description of Common Stock...........   25
Restrictions on Transfers of Capital
  Stock...............................   26
Federal Income Tax Considerations.....   27
Plan of Distribution..................   29
Legal Matters.........................   30
Experts...............................   30

     UNTIL             ALL DEALERS EFFECTING
TRANSACTIONS IN THE REGISTERED DEBT
SECURITIES, WHETHER OR NOT PARTICIPATING IN
THIS DISTRIBUTION, MAY BE REQUIRED TO
DELIVER A PROSPECTUS. THIS IS IN ADDITION TO
THE OBLIGATION OF DEALERS TO DELIVER A
PROSPECTUS WHEN ACTING AS UNDERWRITERS AND
WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR
SUBSCRIPTIONS.



                                     [LOGO]

                                  $250,000,000

                             SUMMIT PROPERTIES INC.
                                PREFERRED STOCK
                                  COMMON STOCK

                                  $250,000,000

                               SUMMIT PROPERTIES
                               PARTNERSHIP, L.P.
                                DEBT SECURITIES
                         ------------------------------
                                   PROSPECTUS

                         ------------------------------


                                 JUNE 30, 1997


------------------------------------------------------
                          ------------------------------------------------------
------------------------------------------------------
                          ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated fees and expenses payable by the Company and the Operating Partnership in connection with the issuance and distribution of the Securities registered hereby (all amounts except the registration fee are estimated):

        Registration fee..................................................    $145,701
        NYSE listing fee..................................................      60,000
        Printing and duplicating expenses.................................     200,000
        Legal fees and expenses...........................................     250,000
        Accounting fees and expenses......................................      80,000
        Blue sky fees and expenses........................................      25,000
        Miscellaneous.....................................................      89,299
                                                                              --------
             Total........................................................    $850,000
                                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     The Company's Articles of Incorporation and Bylaws limit the liability of the Company's directors and officers to the Company and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit; or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of the Company or its stockholders to obtain other relief, such as an injunction or rescission.

     The Company's Articles of Incorporation and Bylaws also require the Company to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by Maryland law. Maryland law permits a corporation to indemnify its directors, officers and certain other parties against judgements, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified party actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful.

     The Operating Partnership's partnership agreement limits the liability of the general partner and its officers and directors for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the general partner acted in good faith. The agreement also requires the Operating Partnership to indemnify the general partner, directors, trustees and officers of the Operating Partnership and the general partner and certain other parties to the fullest extent permitted from time to time by Delaware law.

     Pursuant to the authority granted in the Company's Articles of Incorporation and Bylaws and the Operating Partnership's partnership agreement, the Company and the Operating Partnership have entered into indemnification agreements with each of the Company's directors and executive officers. The indemnification agreements require, among other matters, that the Company indemnify its executive officers and directors to the fullest extent permitted by law and advance to such officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company must also indemnify and advance all expenses incurred by such officers and directors seeking to enforce their rights under the indemnification agreements and may cover such officers and directors under the Company's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or the Stockholders to eliminate the rights it provides.


ITEM 16.  EXHIBITS.


  4.1     Articles of Incorporation.*
  4.2     Bylaws.*
  4.3     Indenture for Senior Debt Securities.**
  4.4     Form of Senior Debt Security (included in Exhibit No. 4.3).**
  4.5     Indenture for Subordinated Debt Securities.**
  4.6     Form of Subordinated Debt Security (included in Exhibit No. 4.5).**
  5.1     Opinion of Goodwin, Procter & Hoar LLP as to the legality of the Securities being registered.**
  8.1     Opinion of Goodwin, Procter & Hoar LLP as to certain tax matters.
 12.1     Calculation of Ratios of Earnings to Fixed Charges.**
 23.1     Consent of Deloitte & Touche LLP, Independent Auditors.
 23.2     Consent of Arthur Andersen LLP, Independent Certified Public Accountants.
 23.3     Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).**
 24.1     Powers of Attorney (included on the signature page hereof).**


---------------

 * Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

** Previously filed as an exhibit to this Registration Statement.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the respective registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the respective registrant of expenses incurred or paid by a director, officer, or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant Summit Properties Partnership, L.P. hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrants certify that they have reasonable grounds to believe they meet all of the requirements for filing on Form S-3 and have duly caused this amendment to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina on this 30th day of June, 1997.


                                          SUMMIT PROPERTIES INC.

                                          By:    /s/ WILLIAM F. PAULSEN
                                            ------------------------------------
                                                     WILLIAM F. PAULSEN
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER

                                          SUMMIT PROPERTIES PARTNERSHIP, L.P.

                                          By: Summit Properties Inc., as General
                                          Partner

                                          By:    /s/ WILLIAM F. PAULSEN
                                            ------------------------------------
                                                     WILLIAM F. PAULSEN
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated. Each person listed below has signed this registration statement (i) in their capacity as an officer or director of Summit Properties Inc. ("Summit"), on behalf of Summit, and (ii) as an officer or director of Summit, in its capacity as general partner of Summit Properties Partnership, L.P.


               SIGNATURE                                 TITLE                         DATE
----------------------------------------   ---------------------------------      ---------------

                   *                       Chairman of the Board of               June 30, 1997
----------------------------------------   Directors
        WILLIAM B. MCGUIRE, JR.

         /s/ WILLIAM F. PAULSEN            President, Chief Executive             June 30, 1997
----------------------------------------   Officer and Director (Principal
           WILLIAM F. PAULSEN              Executive Officer)

                   *                       Executive Vice President and           June 30, 1997
----------------------------------------   Chief Financial Officer
           MICHAEL L. SCHWARZ              (Principal Financial Officer and
                                           Accounting Officer)

                   *                       Director                               June 30, 1997
----------------------------------------
           HENRY H. FISHKIND

                   *                       Director                               June 30, 1997
----------------------------------------
          JAMES H. HANCE, JR.

                   *                       Director                               June 30, 1997
----------------------------------------
           NELSON SCHWAB III

                   *                       Director                               June 30, 1997
----------------------------------------
           JOHN CROSLAND, JR.

      *By: /s/ WILLIAM F. PAULSEN
----------------------------------------
           WILLIAM F. PAULSEN
            ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT NO.                                   DESCRIPTION
-----------   ----------------------------------------------------------------------------
 4.1          Articles of Incorporation.*
 4.2          Bylaws.*
 4.3          Indenture for Senior Debt Securities.**
 4.4          Form of Senior Debt Security (included in Exhibit No. 4.3).**
 4.5          Indenture for Subordinated Debt Securities.**
 4.6          Form of Subordinated Debt Security (included in Exhibit No. 4.5).**
 5.1          Opinion of Goodwin, Procter & Hoar LLP as to the legality of the Securities being registered.**
 8.1          Opinion of Goodwin, Procter & Hoar LLP as to certain tax matters.
12.1          Calculation of Ratios of Earnings to Fixed Charges.**
23.1          Consent of Deloitte & Touche LLP, Independent Auditors.
23.2          Consent of Arthur Andersen LLP, Independent Certified Public Accountants.
23.3          Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).**
24.1          Powers of Attorney (included on the signature page hereto).**


---------------

* Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

** Previously filed as an exhibit to this Registration Statement.